As of November 28, 2001
Hollywood Entertainment Corporation
9275 S.W. Peyton Lane
Wilsonville, OR 97070
Attention:	Mr. James Marcum
		Chief Financial Officer


Re:	Consent and Amendment (this "Agreement")

Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of September 5, 1997 (as amended as of August 4, 2000, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among (i) HOLLYWOOD ENTERTAINMENT CORPORATION (d/b/a "Hollywood Video"), an Oregon corporation (the "Borrower"), (ii) SOCIETE GENERALE and the other financial institutions identified as Lenders on the signature pages hereto (each individually a "Lender" and collectively the "Lenders"), and (iii) SOCIETE GENERALE, as agent for the Lenders (in that capacity, the "Agent") and CREDIT LYONNAIS LOS ANGELES BRANCH, DEUTSCHE BANK AG, NEW YORK BRANCH, U.S. BANK NATIONAL ASSOCIATION, and KEYBANK NATIONAL ASSOCIATION, as Co-Agents (in that capacity, each individually a "Co-Agent" and collectively the "Co-Agents"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

You have requested that the Majority Lenders (i) consent to (a) the incurrence by the Borrower of Subordinated Debt, (b) an increase in the permitted store openings and (c) the deferral of amortization payments required under Section 6.6.5 of the Credit Agreement, and (ii) agree to amend the definition of Capital Assets.

Subject to the satisfaction of the conditions precedent set forth in the fifth paragraph hereof, the Majority Lenders hereby consent to the following: (i) notwithstanding Section 6.2(f) of the Credit Agreement, the Borrower may incur, on or prior to March 31, 2002, Subordinated Debt (in lieu of, an not in addition to, the calculated allowance in clause (i) of Section 6.2(f)) in an amount not to exceed $250,000,000, provided, that (a) such Subordinated Debt documentation contains subordination provisions substantially identical to, or more favorable to the Agent and the Lenders than, those contained in the Indenture (or otherwise acceptable to the Majority Lenders in their sole discretion), such Subordinated Debt matures after the Maturity Date and provides for no amortization of principal until after the Maturity Date, and such Subordinated Debt is unsecured, and (b) notwithstanding Section 2.3.2 of the Credit Agreement, 75% of the Net Cash Proceeds of such Subordinated Debt shall be immediately paid and applied (upon receipt by Borrower) as a Mandatory Reduction and mandatory payment, in accordance with Sections 2.3.3 and 2.4.2(b), respectively (it being understood that such Mandatory Reduction and mandatory payment shall be deemed in the aggregate one permanent reduction of the Total Commitment and therefore, shall result in a margin reduction of .25% , in accordance with the definition of "Margin"); (ii) notwithstanding Sections
6.12 and 6.13, so long as there shall not have occurred and be continuing an Event of Default, (a) so long as each of the Total Commitment and Loans outstanding is equal to or less than $125,000,000, the Borrower may open up to 50 new stores after December 31, 2001 and (b) so long as each of the Total Commitment and Loans outstanding is less than $80,000,000, there shall be no limit on the number of new stores that the Borrower may open during the calendar year 2003; (iii) notwithstanding Section 6.6.5, the Borrower shall be permitted to defer, until the earlier of the Maturity Date and the date on which Loans are accelerated for any reason, any amount of the scheduled principal amortization required thereunder; and (iv) notwithstanding Section
6.3 of the Credit Agreement, any Subsidiary required, under the terms of the Subordinated Debt permitted under the preceding clause (i), to guaranty the Borrower's obligations with respect to such Subordinated Debt may guaranty such obligations, provided that (x) such Subsidiary's guaranty was required under the Indenture and (y) the Subsidiary's obligations under such new guaranty are contractually subordinated to the payment of the Obligations, to the same extent that the Borrower's obligations under such Subordinated Debt are subordinated to the Obligations.

Subject to the satisfaction of the conditions precedent set forth in the next paragraph, and provided that each of the Total Commitment and Loans outstanding has been reduced, on or at any time after the date hereof, to a maximum amount of $125,000,000, the Lenders hereby agree that the definition of "Capital Assets" shall automatically be deemed amended without further action by deleting the parenthetical at the end of clause (a) and replacing it with "(including, without limitation, catalogue DVD purchases)".

The consents and the amendment in the preceding paragraphs are subject to the satisfaction (in the Agent's sole discretion) of the following conditions precedent: (i) receipt by the Agent of counterparts of this letter duly executed by the Borrower, Hollywood Management and the Majority Lenders;
(ii) the Borrower shall have paid in cash (a) all accrued fees of the Agent, the Agents' legal counsel (including, without limitation, the payment of legal counsel's retainer), advisors and professionals in connection with the negotiation, preparation, execution and delivery of this Agreement and all other documents and agreements relating thereto and (b) all travel costs and related expenses of the members of the steering committee for which invoices have been presented to the Borrower on or prior to the date hereof, (iii) the Agent shall have received certificates of incumbency, dated as of a recent date, for each of the Borrower and Hollywood Management, in form and substance acceptable to the Agent, (iv) the Borrower shall have delivered to the Agent such other documents as the Agent shall have reasonably requested, (v) there shall be no pending or, to the knowledge of the Borrower after due inquiry, threatened litigation, proceeding, inquiry or other action (a) seeking an injunction or other restraining order, damages or other relief with respect to the transactions contemplated by this Agreement and the other documents and agreements executed or delivered in connection herewith or (b) which affects or could reasonably be expected to affect the business, prospects, operations, assets, liabilities or condition (financial or otherwise) of the Borrower or any of its Subsidiaries, except, in the case of clause (b), where such litigation, proceeding, inquiry or other action could not reasonably be expected to cause a Material Adverse Effect, (vi) no Default or Event of Default shall have occurred and be continuing on the date hereof (after giving effect to the consents in the previous paragraph), (vii) receipt by the Agent for the pro rata account of the Lenders which sign and return their signature page by Wednesday, November 28, 2001, a non-refundable fee (such fee shall be earned when paid) in the amount of .10% of such Lender's Commitments on the date hereof, and (viii) receipt by the Agent of the Pro Forma Calculations with respect to the incurrence of the Subordinated Debt described in the third paragraph hereof.

In order to induce the Lenders to agree to the consents and amendment contemplated herein, the Borrower represents and warrants to the Agent and the Lenders that (i) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects as if made on the date hereof and (ii) no Default or Event of Default exists as of the date hereof (after giving effect to the consents described above).

Except as expressly set forth herein, the Credit Agreement and each document executed in connection therewith (including, without limitation, the Hollywood Management Guaranty) shall continue to be, and shall remain, in full force and effect in accordance with the provisions thereof. Except as expressly provided herein, this letter shall not be deemed to be an amendment or waiver of, or consent to any departure from, any other term or condition of the Credit Agreement or any document executed in connection therewith (including, without limitation, the Hollywood Management Guaranty) or to prejudice any other right or rights which the Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any document executed in connection therewith (including, without limitation, the Hollywood Management Guaranty).

The Borrower and each of its Subsidiaries on behalf of each of them and for each of their direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents, and attorneys, and their heirs, executors, administrators, trustee, successors and assigns (collectively, the "Releasors"), hereby release and forever discharge (this "Release") each Lender and the Agent and each of their respective direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents, and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (collectively, the "Releasees") of and from any and all claims, liabilities, demands, rights, obligations, damages, expenses, attorneys' fees and causes of action whatsoever from the beginning of the world to the date hereof, whether individual, class or derivative in nature, whether at law or in equity, whether based on federal, state or foreign law or right of action, foreseen or unforeseen, mature or unmatured, known or unknown, accrued or not accrued, which the Releasors have or had against the Releasees, arising out of or relating to this letter or any other Loan Document (the "Released Claims"), and covenants not to institute, maintain, or prosecute any action, claim, suit, proceeding or cause of action of any kind to enforce any of the Released Claims. In any litigation arising from or related to an alleged breach of this Release, this Release may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence without any foundation testimony whatsoever. The Releasors expressly covenant and agree that this Release shall be binding in all respects upon their respective successors, heirs, assigns and transferees, and shall inure to the benefit of the heirs, successors and assigns of Releasees. Notwithstanding the foregoing, (x) the Agent and the Lenders hereby expressly reserve any rights they have or may have, collectively and individually, in connection with the Wattles Loan and (y) the Borrower hereby reserves its rights to assert any defense it may have with respect to the Wattles Loan in a proceeding brought against the Borrower by the Agent or any Lender, provided that the Borrower may not assert any such defense or defenses with respect to any of the Obligations.

This letter constitutes a Loan Document.

This letter may be executed by one or more of the parties hereto in any number of counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

This letter shall be governed by, and construed and interpreted in accordance with the laws of the State of New York (without regard to New York conflicts of laws principles).
Very truly yours,

SOCIETE GENERALE, NEW YORK
OFFICE
as Agent and as a Lender
By:	 /s/ Elaine Khalil
	Name: Elaine Khalil
	Title: Director

AGREED TO BY:

HOLLYWOOD ENTERTAINMENT CORPORATION


By:	/s/ James AMarcum
	Name: James A Marcum
	Title: Executive Vice President and Chief Financial Officer

HOLLYWOOD MANAGEMENT COMPANY


By:	/s/ Donald J. Ekman
	Name: Donald J. Ekman
	Title:  Secretary

LENDERS:

CREDIT LYONNAIS LOS ANGELES BRANCH,
as a Co-Agent and a Lender


By: /s/ Richard Teitelbaum
	Name: Richard Teitelbaum
	Title: Vice President


DEUTSCHE BANK AG, NEW YORK BRANCH
AND/OR CAYMAN ISLANDS BRANCH,
as a Co-Agent and a Lender


By: /s/ Clark G. Peterson
	Name: Clark G. Peterson
	Title: Vice President


By: /s/ Mark Cohen
	Name: Mark Cohen
	Title: Managing Director


KEYBANK NATIONAL ASSOCIATION,
as a Co-Agent and a Lender


By: /s/ Thomas E. Nadon
	Name: Thomas E. Nadon
	Title: Vice President


U.S. BANK NATIONAL ASSOCIATION


By:
	Name:
	Title:



VAN KAMPEN PRIME RATE INCOME TRUST

By: Van Kampen Investment Advisory Corp.


By: /s/ Ernest V. Hodge
	Name: Ernest V. Hodge
	Title: Vice President

VAN KAMPEN SENIOR INCOME TRUST

By: Van Kampen Investment Advisory Corp.

By: /s/ Ernest V. Hodge
	Name: Ernest V. Hodge
	Title: Vice President

VAN KAMPEN SENIOR FLOATING RATE FUND

By: Van Kampen Investment Advisory Corp.

By: /s/ Ernest V. Hodge
	Name: Ernest V. Hodge
	Title: Vice President

THE MITSUBISHI TRUST AND BANKING
CORPORATION


By:
	Name:
	Title:

TRANSAMERICA BUSINESS CREDIT
CORPORATION


By: /s/ Ronald Walker
	Name: Ronald Walker
	Title: Vice President

CITY NATIONAL BANK


By:
	Name:
	Title:

GENERAL ELECTRIC CAPITAL
CORPORATION


By: /s/ W. Jerome McDermott
	Name: W. Jerome McDermott
	Title: Duly Authorized Signatory

ARK CLO 2000-1, LIMITED

By: Patriarch Partners, LLC, as Collateral Manager to ARK CLO 2000-1, Limited


By: /s/ Lynn TiHon
	Name: Lynn TiHon
	Title: Authorized Signatory

WELLS FARGO BANK


By:
	Name:
	Title:

BANK OF AMERICA, N.A.


By: /s/ Laura Sweet
	Name: Laura Sweet
	Title:


CANPARTNERS INVESTMENTS IV, LLC


By: /s/
	Name:
	Title: